Exhibit  10.12



                                OFFER TO SUBLEASE
                              1132 HAMILTON STREET
                                (THE "BUILDING")

DATE:     August  2,  2001

TO:     ROYAL  LEPAGE  COMMERCIAL  INC.     (THE  "AGENT")
        P.O.  BOX  37,  ROBSON  COURT
        STE.  500  -  840  HOWE  STREET
        VANCOUVER,  BC  V6Z  2M7

        Attention:  lain  Young


BETWEEN:     BLASTRADIUS  COMMUNICATIONS  INC.   (THE  "SUBLANDLORD")

             1148  Homer  Street  Vancouver,  BC


AND:         ELGRANDE.COM  INC.  (THE  "SUBTENANT")
             308  -  1040  Hamilton  Street
             Vancouver,  BC  V6B  2R9

The Subtenant hereby offers to sublease from the Sublandlord certain premises (the "Premises"), being a portion of the building located at 1132 Hamilton Street (the "Building") on the following terms and conditions:

1.     DESCRIPTION  OF  PREMISES
       -------------------------

The Premises are located in the Building on the 3rd floor and consist of approximately Three Thousand (3,000) rentable square feet of office space as shown outlined in heavy black line on the floor plan attached as Schedule "A".

2.     TERM
       ----

The term of the Sublease will be for four (4) years and one (1) month (the "Term"), commencing on October 1, 2001 (the "Commencement Date") and expiring on October 31, 2005.

3.     BASIC  RENT
       -----------

The Subtenant will pay to the Sublandlord Basic Rent of Sixteen Dollars and Fifty Cents ($16.50) per rentable square foot per annum plus Goods and Services Tax ("GST"), payable in advance without deduction in equal monthly installments on the first day of each and every month throughout the Term, commencing on the Commencement Date.

4.     PERMITTED  USE
       --------------

The Premises are to be used for the purpose of general office use and for no other purposes without the prior written approval of the Sublandlord and the Head Landlord.


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5.     SUBTENANT  RESPONSIBILITIES  -  ADDITIONAL  RENT
       ------------------------------------------------

In addition to Basic Rent plus GST, the Subtenant will pay for all other charges and expenses provided for in the Head Lease (as described below) from and after the Commencement Date in accordance with the terms of the Head Lease, including without limitation the "Tenant's" share (as such share is determined in accordance with the terms of the Head Lease) of property taxes, water/sewer rates, building insurance, maintenance, management fees, heat, light and power, plus GST applicable to the foregoing.

6.     SUBLANDLORD'S  IMPROVEMENT  WORK
       --------------------------------

The Premises to be provided by the Sublandlord will be on an "as is, where is" basis

7.     SUBTENANT'S  IMPROVEMENT  WORK
       ------------------------------

For any improvement work, the Subtenant will be required to prepare working drawings of the proposed improvement work and obtain the written consent of the Sublandlord and the Building owner (the "Head Landlord") before commencing the improvement work. All improvement work will be done at the Subtenant's sole cost and expense by qualified and licensed contractors and sub-contractors who will be subject to the approval of the Sublandlord and the Head Landlord. All such Subtenant improvement work will be performed in a first class manner in accordance with the provisions of the Head Lease.

8.     PERMITS  AND  LICENSES
       ----------------------

The Subtenant will be responsible for obtaining all necessary building permits and approvals as required by the relevant regulatory authorities for the Subtenant's improvement work. Such permits and approvals must be secured before the Subtenant commences its improvement work.

If required by the municipal authorities, the Subtenant will also make application for an occupancy certificate for the Premises upon completion of the Subtenant's improvement work.

9.     SUBORDINATE  TO  HEAD  LEASE
       ----------------------------

The Subtenant will perform and will be responsible to the Sublandlord for the performance and observance of each and every covenant, term and condition in the Head Lease on the part of the Tenant to be performed and observed, provided it is not inconsistent with any of the provisions of this Offer to Sublease.

10.     SUBTENANT'S  CONDITIONS
        -----------------------

This Offer to Sublease is subject to the following conditions precedent, all of which are for the sole benefit of the Subtenant:

(a) the consent of the Head Landlord to this Sublease, if required under the terms of the Head Lease; and
(b)     review  of  the  Head  Lease.




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(the  "Subtenant's  Conditions").  The Subtenant's Conditions will be removed or waived  by  notice  in writing from the Subtenant to the Sublandlord within Five
(5) business days of the Sublandlord's acceptance of this Offer to Sublease, failing which this Offer to Sublease will be null and void and of no force or effect. In such event, the Agent is hereby irrevocably directed by the Sublandlord and the Subtenant to forthwith repay the Deposit (as hereinafter defined) to the Subtenant without the need for any further consent, release or direction. The Sublandlord acknowledges the receipt of Ten Dollars ($10.00) and other good and valuable consideration to be retained by the Sublandlord as consideration for keeping this Offer to Sublease open for acceptance until the time for removal or waiver of the Subtenant's Conditions has expired.

11.     SUBLANDLORD'S  CONDITIONS
        -------------------------

This Offer to Sublease is subject to the following conditions precedent all of which are for the sole benefit of the Sublandlord:

(a) the consent of the Head Landlord to this Sublease, if required under the terms of the Head Lease; and
(b)     approving  the  Subtenant's  credit  report.

(the "Sublandlord's Conditions"). The Sublandlord's Conditions will be removed or waived by notice in writing from the Sublandlord to the Subtenant within five
(5)  business  days  of  the

Sublandlord's acceptance of this Offer to Sublease, failing which this Offer to Sublease will be null and void and of no force or effect. In such event, the Agent is hereby irrevocably directed by the Sublandlord and the Subtenant to forthwith repay the Deposit (as hereinafter defined) to the Subtenant without the need for any further consent, release or direction. The Subtenant acknowledges the receipt of Ten Dollars ($10.00) and other good and valuable consideration to be retained by the Subtenant as consideration for keeping this Offer to Sublease open for acceptance until the time for removal or waiver of the Sublandlord's Conditions has expired.

12.     DEPOSIT
        -------

Upon acceptance of this Offer to Sublease by the Sublandlord, the Subtenant will tender a deposit cheque in the amount equal to two (2) months gross rent plus GST (collectively the "Deposit"). If this Offer to Sublease becomes null and void, the Deposit will be refunded to the Subtenant without deduction in accordance with the provisions of the Subtenant's Conditions and Sublandlord's Conditions, as applicable. The deposit shall be applied to the first and last months rent of the term.

The  Deposit  will  be  paid  to  the  Agent  at  the  following  address:

ROYAL  LEPAGE  COMMERCIAL  INC.
P.O.  Box  37,  Robson  Court
Ste.  500  -  840  Howe  Street
Vancouver,  BC  V6Z  2M7

13.     RIGHT  OF  FIRST  REFUSAL  TO  SUBLEASE  EXISTING  AND  ADJOINING  SPACE
        ------------------------------------------------------------------------

Provided the Subtenant has not been in breach of the Sublease, the Sublandlord grants to the Subtenant a right of first refusal to sublease any portion of the 2nd or 3rd floors of the Building to include the existing premises on the 3rd floor hereinbefore referred to, on the terms and conditions of a bona fide offer to lease acceptable to the Sublandlord. The Sublandlord shall deliver a true copy of any such bona fide offer to the Subtenant, and the Subtenant shall have three (3) days from receipt of the same within which to notify the Sublandlord in writing that it intends to exercise its right of first refusal to lease the Adjoining Space and/or the Subtenant's existing premises. If the Subtenant so notifies the Landlord in writing, a binding agreement to lease the Adjoining Space and/or the Subtenant's existing premises shall exist between the Sublandlord and Subtenant on the terms and conditions contained in the said bona fide offer.

If the Subtenant does not exercise its right of first refusal to lease the Adjoining Space and/or the Subtenant's existing premises, the Sublandlord shall be entitled to lease the same in accordance with the terms and conditions of the said bona fide offer, but not otherwise, and upon so doing the Subtenant's right of first refusal shall cease. The Subtenant shall not have the right to assign its rights hereunder.

14.     RELOCATION
        ----------

In the event the Subtenant does not exercise any right of first refusal upon receiving notice from the Sublandlord of a bona fide offer which the Sublandlord ultimately accepts the Subtenant shall at the Sublandlord's request relocate to the 2nd floor and Sublease approximately three thousand (3,000) rentable square feet on the Hamilton Street side of the building. Terms and conditions shall be the same as the original sublease except for any further rights of first refusal and the Basic Rent shall be $14.00 net per rentable square foot.

15.     RIGHT  OF  CANCELLATION
        -----------------------

The Subtenant shall have the one time right to cancel the Lease effective at the end of the eighteenth (18th) month of the Sublease term, giving not less than three (3) months prior written notice of its intention to do so.

16.     NO  REPRESENTATIONIGOVERNING  LAW
        ---------------------------------

There are no representations, warranties, covenants or agreements, whether express or implied, related to the subject matter of this agreement save as specifically set out in this Offer to Sublease. This Offer to Sublease will be governed by and construed in accordance with the laws of the province in which the Building is situated.

17.     TIME  OF  THE  ESSENCE
        ----------------------

Time  is  of  the  essence  of  this  Offer  to  Sublease  and  each part of it.

18.     AGENCY  DISCLOSURE
        ------------------

The Subtenant has an agency relationship with Royal LePage and lain Young is acting on behalf of the Subtenant.

19. Subtenant shall allow Sublandlord or Sublandlord's agent access to the space to tour potential tenants with reasonable notice.

20.     ACCEPTANCE
        ----------

This  Counter  Offer  to  Sublease is open for acceptance until August 13, 2001,
5.00 pm and, if not accepted before the end of such period, it will be null and void.






     DATED  at  Vancouver,  this  7  day  of  August,  2001.

ELGRANDE.COM  INC.


Per:     ______________________               ________________________
(Authorized  Signatory)                    Witness

     ______________________
(Name  and  Title)


WE HEREBY accept this Counter Offer to Sublease and agree to be bound by the terms and conditions contained herein.


     DATED  at  Vancouver,  this  ____  day  of  August,  2001

BLASTRADIUS  COMMUNICATIONS  INC.



Per:     ______________________               __________________________
     (Authorized  Signatory)     Witness


     _____________________
(Name  and  Title)


















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